UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/12/2011

Atlas Energy, L.P.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32953

Delaware	43-2094238
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Park Place Corporate Center One
1000 Commerce Drive, Suite 400
Pittsburgh, PA 15275
(Address of principal executive offices, including zip code)

(412) 489-0006
(Registrant’s telephone number, including area code)

Westpointe Corporate Center One
1550 Coraopolis Heights Road
Moon Township, Pennsylvania 15108
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 12, 2011, Atlas Energy, L.P. ("ATLS") and Atlas Energy GP, LLC (the "General Partner") changed their principal office addresses. The Second Amended and Restated Agreement of Limited Partnership of Atlas Energy, L.P. (the "Limited Partnership Agreement") was amended to reflect these address changes. On December 13, 2011, ATLS filed with the Secretary of State of the State of Delaware an amendment to its Certificate of Limited Partnership for the purpose of changing the mailing address of the General Partner. A copy of the amendment to the Limited Partnership Agreement is attached hereto as Exhibit 3.1 and the amendment to the Certificate of Limited Partnership is attached hereto as Exhibit 3.2.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

3.1 Amendment No. 2 to Second Amended and Restated Agreement of Limited Partnership of Atlas Energy, L.P.

3.2 Amendment to Certificate of Limited Partnership of Atlas Energy, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Energy, L.P.

Date: December 13, 2011	By:	/s/ Lisa Washington
Lisa Washington
Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-3.1	Amendment No. 2 to Second Amended and Restated Agreement of Limited Partnership of Atlas Energy, L.P.
EX-3.2	Amendment to Certificate of Limited Partnership of Atlas Energy, L.P.